AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1997
                                     Registration Statement No. 333-_____
_________________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-3

                        REGISTRATION STATEMENT
                               Under the
                        SECURITIES ACT OF 1933
                   _________________________________

                     MARK TWAIN BANCSHARES, INC.
         (Exact name of registrant as specified in its charter)

             Missouri                           43-0895344
   (State or other jurisdiction                (IRS Employer
 of incorporation or organization)           Identification No.)

                           8820 Ladue Road
                      St. Louis, Missouri 63124
                           (314) 889-0707
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      __________________________

Carl A. Wattenberg, Jr., Esq.                                  Copies to:
Senior Vice President, General
Counsel and Corporate Secretary                  John A. Niemoeller, Esq.
Mark Twain Bancshares, Inc.                        The Stolar Partnership
8820 Ladue Road                            911 Washington Avenue, 7th Fl.
St. Louis, Missouri 63124                       St. Louis, Missouri 63101
(314) 889-0707                                             (314) 231-2800
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)
                      ____________________________

Approximate date of commencement of proposed sale to the public: From time to time after Mark Twain Bancshares, Inc. files its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 with the Securities and Exchange Commission.

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of an earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
Title of each         Amount        Proposed      Proposed     Amount of
class of securities   to be         maximum       maximum      registra-
to be registered      Registered    offering      aggregate    tion fee
                                    price         offering
Common Stock,                       per share(1)  price(1)
$1.25 Par Value       67,167
Per Share             shares        $48.0625(2)   $3,228,214   $978.25
--------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low price of the Common Stock on January 10, 1997, as quoted on the New York Stock Exchange Composite Tape.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   SUBJECT TO COMPLETION. PRELIMINARY PROSPECTUS DATED JANUARY 15, 1997

PROSPECTUS

                               67,167 Shares
                               Common Stock

[LOGO]                 MARK TWAIN BANCSHARES, INC.

     This Prospectus relates to 67,167 shares of common stock, par value $1.25 per share (the "Common Stock"), of Mark Twain Bancshares, Inc., a Missouri bank holding company (the "Company"), issued to the former shareholders of First City Bancshares, Incorporated of Springfield, Missouri in connection with a merger wherein First City Bancshares, Incorporated of Springfield, Missouri was merged into the Company. Such shares of Common Stock may be offered for sale from time to time pursuant to this Prospectus for the account of such shareholders as are named on the Prospectus Supplement which accompanies this Prospectus (the "Selling Shareholders"). The Company will not receive any proceeds from the sale of shares of the Common Stock by the Selling Shareholders. The Company has agreed to pay certain expenses associated with the sale of the shares (not including broker's fees or commissions), which are estimated to be approximately $27,000.

     The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "MTB." On January 14, 1997, the closing sale price on the NYSE of the Common Stock was $48.25 per share.

     The Common Stock may be offered for sale by the Selling Shareholders at certain times commencing at the time the Company files its annual report on Form 10-K with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 1996. The Common Stock may be offered or sold by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, to or through brokers or directly to other purchasers or through other agents in one or more transactions on the NYSE, in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. See "Plan of Distribution". It is understood that the Commission may take the view that, under certain circumstances, such persons effecting resales of Common Stock and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933, and the rules and regulations promulgated thereunder, with respect to such sales.

                    -------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
        SION PASSED UPON THE  ACCURACY OR  ADEQUACY OF THIS DOCUMENT.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    -------------------------------

         The date of this Prospectus is ___________________, 1997.

     No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any state where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

___________________________________________________________________________
___________________________________________________________________________

                            TABLE OF CONTENTS

Available Information . . . . . . . . .  2  Selling Shareholders . . . .  4
Incorporation of Documents by Reference  2  Plan of Distribution . . . .  4
The Company   . . . . . . . . . . . . .  3  Experts  . . . . . . . . . .  5
Recent Developments . . . . . . . . . .  3  Legal Matters  . . . . . . .  5
Use of Proceeds   . . . . . . . . . . .  4

___________________________________________________________________________
___________________________________________________________________________

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy statements, and other information regarding registrants, including the Company, that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The reports, proxy statements and other information of the Company described above can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

     This Prospectus, including the accompanying Prospectus Supplement, forms a part of a registration statement on Form S-3 (the "Registration Statement") which the Company has filed under the Securities Act with respect to the Common Stock. This Prospectus does not contain all the information otherwise set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed by the Company with the Securities and Exchange Commission (file no. 001-12101) are incorporated herein by reference: (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995 and quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996; (b) the description of the Company's common stock contained in the Company's registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description; (c) the Company's current reports on Form 8-K dated April 11, July 11, October 10, and October 27, 1996, and January 15, 1997; (d) the Company's Proxy Statement dated March 18, 1996; and (e) all documents filed by the Company, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and Registration Statement. Information set forth herein which updates or modifies information in any such document incorporated by reference shall be deemed to supersede the information so incorporated by reference. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (excluding exhibits). Requests should be directed to Carl A. Wattenberg, Jr., Senior Vice President, Secretary and General Counsel, Mark Twain Bancshares, Inc., 8820 Ladue Road, St. Louis, Missouri 63124, telephone (314) 889-0707.

                               THE COMPANY

     At December 31, 1996, Mark Twain Bancshares, Inc. (the "Company") owned or controlled substantially all the capital stock of four banks:
Mark Twain Bank, which operates 20 separate locations in the metropolitan St. Louis area; Mark Twain Kansas City Bank, which operates 15 separate locations in the metropolitan bi-state Kansas City area; Mark Twain Illinois Bank, which operates four locations on the Illinois side of the St. Louis metropolitan area; and First City National Bank, which operates three locations in Springfield, Missouri. In October 1996, the Company entered into an agreement to merge with Mercantile Bancorporation Inc. in mid-1997. See "Recent Developments" below.

     The Company wholly owns the following: Mark Twain Properties, Inc., which owns, holds under lease, or manages properties occupied by present banking centers; Mark Twain Community Development Corporation, which provides services and housing opportunities for low- and moderate-income persons; Tarquad Corporation, which acts as trustee of deeds of trust of which Company subsidiaries are the lenders and beneficiaries; and Mark Twain Asset Recovery, Inc., which acts as purchaser of certain assets acquired by subsidiary banks in the collection of loans.

     Mark Twain Bank wholly owns Mark Twain Brokerage Services, Inc., a member of the National Association of Securities Dealers, which provides customers with complete brokerage services on all exchanges and provides the sale of various insurance company products. Mark Twain Bank also wholly owns Mark Twain St. Louis Investment Company which is a holding company for Mark Twain St. Louis Real Estate Investment Trust Mark Twain St. Louis Real Estate Investment Trust was organized to invest solely in mortgage loans originated by the subsidiary banks of the Company Mark Twain Bank and Mark Twain Kansas City Bank each wholly own a Mark Twain Real Estate Development Corporation subsidiary and a Mark Twain Community Development Corporation subsidiary.

     The Company is registered with and subject to regulation by the Board of Governors of the Federal Reserve System and is subject to the Missouri Bank Holding Company Act. All Company-owned non-bank subsidiaries are subject to regulation by the Board of Governors of the Federal Reserve System. The subsidiary state-chartered banks are subject to regulation and supervision by the banking regulators of the states in which the banking units are located and the states in which the bank is chartered. The subsidiary national bank is subject to regulation and supervision by the Office of the Comptroller of the Currency. All subsidiary banks are subject to regulation by and are members of the Federal Deposit Insurance Corporation.

     The earnings of the subsidiary banks are affected not only by competing financial institutions and general economic conditions, but also by the policies of various governmental regulatory authorities, and state and federal las, particularly as they relate to powers authorized to banks and bank holding companies. The Company and all subsidiary banks are subject to the provisions of the Community Reinvestment Act. Mark Twain Brokerage Services, Inc., is subject to supervision and regulation by the National Association of Securities Dealers, Securities and Exchange Commission, Missouri Division of Securities, Missouri Division of Insurance, and Missouri Division of Finance, among others. The mortgage department is subject to supervision by Department of Housing and Urban Development, Federal Housing Authority, Veteran's Administration, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, and Government National Mortgage Association, among others, concerning mortgage lending.

     The principal executive offices of the Company are located at 8820 Ladue Road, St. Louis, Missouri 63124, telephone (314) 727-1000. The Company maintains a web page at http://www.marktwain.com.

                          RECENT DEVELOPMENTS

   On October 27, 1996, the Company announced that it had agreed to merge with Mercantile Bancorporation ("Mercantile"), a bank holding company based in St. Louis, Missouri, in a stock for stock exchange in which Mercantile will be the surviving corporation. Under the terms of the merger agreement, shareholders of the Company will receive 0.952 shares of Mercantile common stock for each share of the Company's Common Stock. Mercantile common stock is listed on the NYSE under the symbol "MTL." Completion of the Mercantile merger is subject to regulatory and shareholder approvals, among other things. The Mercantile transaction is described more fully in the Company's Form 8-K dated October 27, 1996, which has been incorporated herein by reference. See "Incorporation of Documents By Reference" above.

                            USE OF PROCEEDS

     All proceeds from the sale of the Shares offered hereby will go to the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Shareholders" and "Plan of Distribution" below.

                          SELLING SHAREHOLDERS

     On December 27, 1996, First City Bancshares, Incorporated of Springfield, Missouri ("First City Bancshares") was acquired by the Company, and the shareholders of First City Bancshares (the "First City Shareholders") received a total of 268,667 shares of Common Stock in exchange for their First City Bancshares stock. As of the date hereof, no First City Shareholder owns of record or, to the best knowledge of the Company, owns beneficially more than 1% of the Company's outstanding Common Stock. In connection with the acquisition, the Company contractually agreed to register the Common Stock issued to the First City Shareholders with the Commission, and to make this Prospectus available to whichever of the Shareholders wished to sell their shares from time to time (the "Selling Shareholders"), subject to certain limitations described below.

     The First City Shareholders have agreed to use the Registration Statement of which this Prospectus is a part (the "Registration Statement") only in certain quarterly window periods following the filing by the Company of its annual and quarterly reports on Form 10-K or 10-Q; the first window period is expected to commence in March, 1997, when the Company files its 1996 annual report on Form 10-K. In addition, the First City Shareholders have agreed to limit their aggregate sales of Common Stock to not more than 67,167 shares every six months (cumulative) after the December 27, 1996 closing date. Any First City Shareholder wishing to use the Registration Statement in any window period is required to submit to the Company a formal request in advance; requests are to be honored on a first-come, first-served basis. Accordingly, as of the date hereof, the Company does not know which First City Shareholders will be Selling Shareholders in any particular window period.

     This Prospectus cannot be used in any window period without a Prospectus Supplement for that period accompanying it, and cannot be used before or after the window period specified in such Supplement.

     A new Prospectus Supplement will be prepared for each window period as to which any First City Shareholder has duly requested to sell his, her, or its shares of Common Stock. Such Supplement will include, among other things, the name of the Selling Shareholder(s) using the Registration Statement in that period, the number of shares to be sold by each such Selling Shareholder, the number of shares held by each such Selling Shareholder and the shares remaining after such sale, and, if applicable, any position the Selling Shareholder may have recently had with First City Bancshares or may presently have with the Company. The Prospectus Supplement also will include information regarding any brokers and brokerage fees, charges, and commissions associated with such sales; see "Plan of Distribution" below.

                        PLAN OF DISTRIBUTION

     The Common Stock may be offered for sale from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, directly to other purchasers or through agents in one or more transactions on the NYSE, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. Such methods of distribution may include, without limitation, a) a block trade in which an agent will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; b) purchases by one or more brokers or dealers as principals and resale by such brokers or dealers for their own account at fixed or varying prices; c) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and d) such other distribution as accords with the rules of the NYSE. In effecting sales, the broker(s) acting as the agent(s) for the Selling Shareholder(s) may arrange for other brokers or dealers to participate in any resales. This Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to such broker-dealer of the Common Stock offered hereby, which Common Stock such broker-dealer may resell pursuant to this Prospectus. The Selling Shareholders may also pledge the shares registered hereunder to a broker or dealer and, upon a default, such broker or dealer may effect sales of the pledged Common Stock pursuant to this Prospectus.

     Brokers, dealers, or agents ("brokers") may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in sales pursuant hereto. Each Selling Shareholder will pay its own costs and expenses incurred in any such sale, including brokerage fees, charges and commissions. Any such remuneration will be disclosed in the Prospectus Supplement described under "Selling Shareholders" above. Each Selling Shareholder is responsible for selecting his, her, or its own broker. Such brokers and any other participating brokers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. As of the date hereof, the Company is not aware that any Selling Shareholder has entered into any agreement, arrangement, or understanding with any broker pertaining to the terms and conditions upon which a sale of the Common Stock shall occur, and the Company does not know the identity of any brokers which will participate in the offering. Such information will be disclosed in the Prospectus Supplement.

                               EXPERTS

     The consolidated financial statements of Mark Twain Bancshares, Inc. incorporated by reference in Mark Twain Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              LEGAL MATTERS

     Certain legal matters relating to the Common Stock of the Company issued hereby were passed upon for the Company by The Stolar Partnership, 911 Washington Avenue, St. Louis, Missouri. The attorneys at The Stolar Partnership which participated in the either the preparation of this Prospectus (or the Registration Statement of which it is a part), or the First City Bancshares transaction in which the Common Stock registered hereby originally was issued, for the Company have reported to the Company that they personally own approximately 13,888 shares of the Company's Common Stock as of the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

SEC registration fee................................... $  978.25
Printing and Engraving expenses*.......................    100.00
Accounting fees*.......................................  5,000.00
Legal fees*............................................ 15,000.00
Qualification under state securities laws*.............  5,000.00
Miscellaneous*.........................................    921.75
                                                        ---------
                                               Total*  $27,000.00
                                                        =========
  * Estimated.


Item 15.  Indemnification of Directors and Officers.

Section 351.355 of The General and Business Corporation Law of Missouri, as currently amended, permits a Missouri corporation to indemnify any director, officer, employee or agent against amounts reasonably paid or incurred by such person in connection with a proceeding against him relating to his position with such corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, if he had no reasonable cause to believe his conduct to be unlawful. However, in a proceeding by or in the right of the corporation against such person, no indemnification may be made by the corporation if such person is adjudged liable to the corporation for negligence or misconduct, except as determined by an appropriate court. With shareholder approval as specified in said Section 351.355, a Missouri corporation may give further indemnity to any such person other than for conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

The shareholders of the Company approved amendments to the by-laws relating to indemnification at the 1987 annual meeting. The amended by-laws expand the level of indemnification of directors, officers, employees or agents. Under the amended provisions, the Company will be obligated to indemnify any person who is or was, or is threatened to be made, a party to any action by reason of a fact that he is or was a director, officer, employee or agent of the Company or a subsidiary or, at the request of the Company, is or was serving as a director, officer, employee or agent of another entity, against liabilities incurred thereunder, to the full extent provided by law. The by-laws authorize the Board of Directors to authorize, to the extent permitted by Missouri corporation laws, the purchase of insurance for the benefit of directors, officers, employees or agents, insuring against such liability.

Item 16.  Exhibits.

Exh.
No.    Description

 5 Opinion and consent of The Stolar Partnership, counsel to the Company, concerning the legality of the shares of common stock being registered hereunder

11     Statement regarding Computation of Earnings Per Share
       (incorporated by reference to Exhibit 11 to Form 10-K, for the fiscal year ended December 31, 1995, previously filed by the Registrant)

23.1   Consent of Ernst & Young LLP, independent auditors for the
       Registrant

23.2   Consent of The Stolar Partnership (consent is included in
       Exhibit 5)

24.1 Power of Attorney executed by certain officers and directors of the Registrant


Item 17.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold by the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) - (g)  [not applicable]

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (i)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (j)  [not applicable]

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 15, 1997.

                               MARK TWAIN BANCSHARES, INC.

                               By:  CARL A. WATTENBERG, JR.
                                    Carl A. Wattenberg, Jr.
                            (Senior Vice President, General Counsel,
                                   and Corporate Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                     Date
__________________    ______________________    _______________

 JOHN P. DUBINSKY*   President and Chief        January 15, 1997
(John P. Dubinsky)     Executive Officer
                       and Director (Principal
                       Executive Officer)

 KEITH MILLER*       Executive Vice President,  January 15, 1997
(Keith Miller)         Finance (Principal
                       Financial Officer)

 KEVIN J. CODY*      Vice President, Trea-      January 15, 1997
(Kevin J. Cody)        surer, and Assistant
                       Secretary (Principal
                       Accounting Officer)

 ALVIN J. SITEMAN*   Chairman of the            January 15, 1997
(Alvin J. Siteman)     Board and Director

_______________________    Director
(Robert J. Baudendistel)

 PETER F. BENOIST*         Director             January 15, 1997
(Peter F. Benoist)

 ___________________       Director
(Robert A. Bernstein)

 ROBERT C. BUTLER*         Director             January 15, 1997
(Robert C. Butler)

 _________________         Director
(Jack Deutsch)

 ____________________      Director
(Henry J. Givens, Jr.)

 B.D. HUNTER*              Director             January 15, 1997
(B.D. Hunter)

 MICHAEL M. MCCARTHY*      Director             January 15, 1997
(Michael M. McCarthy)

_____________________      Director
(James J. Murphy, Jr.)


                              *By:  CARL A. WATTENBERG, JR.
                                    Carl A. Wattenberg, Jr.
                                      (Attorney-in-fact)